                                                                    EXHIBIT 23.4

                               THE CENTURY BANCORP
                        SUPPLEMENTAL EXECUTIVE RETIREMENT
                               AND INSURANCE PLAN

             AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2002

                                TABLE OF CONTENTS

                                                                             Page
PREAMBLE
ARTICLE I         CONSTRUCTION OF THE PLAN                                     1

       1.1                Definitions
                          (a)      Accrual Percentage                          1
                          (b)      Actuarial Equivalent                        2
                          (c)      Actuary                                     2
                          (d)      Average Compensation                        2
                          (e)      Beneficiary                                 2
                          (f)      Benefit Percentage                          2
                          (g)      Board of Directors                          3
                          (h)      Change of Control                           3
                          (i)      Code                                        4
                          (j)      Committee                                   4
                          (k)      Compensation                                4
                          (l)      Director                                    4
                          (m)      Early Retirement Age                        4
                          (n)      Early Retirement Date                       4
                          (o)      Effective Date                              4
                          (p)      Employee                                    4
                          (q)      Employer                                    4
                          (r)      ERISA                                       4
                          (s)      Executive Management Group                  4
                          (t)      Normal Retirement Date                      4
                          (u)      Participant                                 4
                          (v)      Pension Trust Offset                        5
                          (w)      Pension Trust                               5
                          (x)      Plan Year                                   5
                          (y)      Postponed Retirement Date                   5
                          (z)      Senior Management Group                     5
                          (aa)     Social Security Benefit                     5
                          (bb) Years of Plan Participation                     5
       1.2                Construction                                         5

ARTICLE II        PARTICIPATION                                                6

ARTICLE III       ELIGIBILITY FOR BENEFITS                                     7

       3.1                Normal Retirement                                    7
       3.2                Early Retirement                                     7

       3.3                Deferred Vested Retirement                           7

ARTICLE IV        SUPPLEMENTAL RETIREMENT BENEFITS                             8

       4.1                Normal or Postponed Retirement
                          Benefits                                             8
       4.2                Early Retirement Benefits                            8
       4.3                Deferred Vested Retirement Benefits                  9

ARTICLE V                 PAYMENT OF BENEFITS                                 10

       5.1                Normal Form of Payment                              10
       5.2                Optional Forms of Payment                           10
       5.3                Frequency of Payment                                11
       5.4                Nature of Claim for Payments                        11

ARTICLE VI        INSURANCE BENEFITS                                          12

       6.1                Amount of Insurance                                 12
       6.2                Termination of Employment                           12
       6.3                Beneficiaries                                       12
       6.4                Taxation                                            13
       6.5                Procedures                                          13

ARTICLE VII       PLAN ADMINISTRATION                                         14

       7.1                Plan Administrator                                  14
       7.2                Composition of the Committee                        14
       7.3                Powers and Duties of Committee                      14

ARTICLE VIII              MISCELLANEOUS PROVISIONS                            15

       8.1                No Contract of Employment                           15
       8.2                Assignment                                          15
       8.3                Forfeiture in the Event of
                          Discharge for Cause                                 15
       8.4                Amendment                                           15

Schedule A                Change of Control Definition                        17

                               THE CENTURY BANCORP
                        SUPPLEMENTAL EXECUTIVE RETIREMENT
                               AND INSURANCE PLAN

                                    PREAMBLE

         Century Bancorp, Inc. has adopted this Plan for a select group of management Employees in order to (a) attract, retain and motivate qualified management Employees, (b) facilitate the retirement of such Employees, and (c) in certain cases, provide survivor income for the Beneficiaries of such Employees. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

         This Plan amends and restates, effective January 1, 2000, The Century Bancorp, Inc. Supplemental Executive Retirement/Insurance Plan. This Plan was previously amended effective January 1, 1984 and January 1, 1989.

                                    ARTICLE I

                            CONSTRUCTION OF THE PLAN

1.1      DEFINITIONS

         Whenever used in this Plan with initial capital letters, the following terms shall have the following meanings:

         (a)      "ACCRUAL PERCENTAGE" means:

                  (i) in the case of a Participant whose employment with the Employer terminates before attaining age forty
                           (40), 0%; or

                  (ii) in the case of a Participant whose employment with the Employer terminates after attaining age forty
                           (40), the percentage from the following tables:

         For employees who became Participants before January 1, 2000 the following table will apply:

 -------------------------------------------------------------------------------
 Years of Plan Participation                                  Accrual Percentage
 -------------------------------------------------------------------------------
        Fewer than 5                                                  0.0%
 -------------------------------------------------------------------------------
      5 but less than 6                                              25.0
 -------------------------------------------------------------------------------
      6 but less than 7                                              32.5
 -------------------------------------------------------------------------------
      7 but less than 8                                              40.0
 -------------------------------------------------------------------------------
      8 but less than 9                                              47.5
 -------------------------------------------------------------------------------
      9 but less than 10                                             55.0
 -------------------------------------------------------------------------------
     10 but less than 11                                             62.5
 -------------------------------------------------------------------------------
     11 but less than 12                                             70.0
 -------------------------------------------------------------------------------
     12 but less than 13                                             77.5
 -------------------------------------------------------------------------------
     13 but less than 14                                             85.0
 -------------------------------------------------------------------------------
     14 but less than 15                                             92.5
 -------------------------------------------------------------------------------
         15 or more                                                 100.0
 -------------------------------------------------------------------------------

For employees who became Participants after December 31, 1999 the following table shall apply:

 -------------------------------------------------------------------------------
 Years of Plan Participation                                  Accrual Percentage
 -------------------------------------------------------------------------------
        Fewer than 5                                                  0%
 -------------------------------------------------------------------------------
      5 but less than 6                                              20
 -------------------------------------------------------------------------------
      6 but less than 7                                              24
 -------------------------------------------------------------------------------
      7 but less than 8                                              28
 -------------------------------------------------------------------------------
      8 but less than 9                                              32
 -------------------------------------------------------------------------------
      9 but less than 10                                             36
 -------------------------------------------------------------------------------
     10 but less than 11                                             40
 -------------------------------------------------------------------------------
     11 but less than 12                                             44
 -------------------------------------------------------------------------------
     12 but less than 13                                             48
 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
     13 but less than 14                                             52
 -------------------------------------------------------------------------------
     14 but less than 15                                             56
 -------------------------------------------------------------------------------
     15 but less than 16                                             60
 -------------------------------------------------------------------------------
     16 but less than 17                                             64
 -------------------------------------------------------------------------------
     17 but less than 18                                             68
 -------------------------------------------------------------------------------
     18 but less than 19                                             72
 -------------------------------------------------------------------------------
     19 but less than 20                                             76
 -------------------------------------------------------------------------------
     20 but less than 21                                             80
 -------------------------------------------------------------------------------
     21 but less than 22                                             84
 -------------------------------------------------------------------------------
     22 but less than 23                                             88
 -------------------------------------------------------------------------------
     23 but less than 24                                             92
 -------------------------------------------------------------------------------
     24 but less than 25                                             96
 -------------------------------------------------------------------------------
         25 or more                                                 100
 -------------------------------------------------------------------------------

         Notwithstanding the above, upon a Change of Control the Accrual Percentage of a Participant who is employed by the Employer on the date of such Change will be 100%.

         (b) "ACTUARIAL EQUIVALENT" means a benefit of equal present value to the benefit which otherwise would have been provided to the Participant, computed on the basis of mortality according to the 1984 Unisex Pension Mortality Table and an interest rate of 7.5% compounded annually.

         (c)      "ACTUARY" means the enrolled actuary selected by the Board.

         (d) "AVERAGE COMPENSATION" means the Compensation of a Participant averaged over the thirty-six (36) consecutive calendar months within the last one hundred twenty (120) calendar months as an Employee which produces the highest average.

         (e) "BENEFICIARY" means a person entitled to benefits under the provisions of the Plan, other than the Participant.

         (f) "BENEFIT PERCENTAGE" means, for employees who became Participants before January 1, 2000; 75% for a member of the Executive Management Group or 66% for all for members of the Senior Management Group; and 66% for all employees who become Participants after December 31, 1999.

         (g)      "BOARD OF DIRECTORS" means the Board of Directors of the
                  Employer.

         (h) "CHANGE OF CONTROL" shall mean the occurrence of any one of the events defined in Schedule A.

         (i)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (j)      "COMMITTEE" means the Plan Committee described in Article VII.

         (k) "COMPENSATION" means the total W-2 earnings paid by the Employer to the Employee during a Plan Year, increased by the amount of any salary reduction contribution on behalf of the Employee by the Employer to a 401(k) plan maintained by the Employer or to any cafeteria plan maintained by the Employer pursuant to Section 125 of the Code.

         (l)      "DIRECTOR" means a member of the Board of Directors.

         (m) "EARLY RETIREMENT AGE" means the first day of the month after a Participant has attained age fifty-five (55) and completed five (5) or more years of participation.

         (n) "EARLY RETIREMENT DATE" means a Participant's date of termination after attaining his Early Retirement Age, but prior to his Normal Retirement Date.

         (o)      "EFFECTIVE DATE" means January 1, 1984.

         (p)      "EMPLOYEE" means any person who is hired by the Employer.

         (q) "EMPLOYER" means Century Bancorp, Inc., Century Bank & Trust Co., Century North Shore Bank & Trust Company, and the Bank of Massachusetts, all corporations organized and existing under laws of the Commonwealth of Massachusetts or its successor or successors.

         (r)      "ERISA" means the Employee Retirement Income Security Act of
                  1974.

         (s) "NORMAL RETIREMENT DATE" means the first day of the month coincident with or next following the Participant's 65th birthday.

         (t) "PARTICIPANT" means any eligible Employee of the Employer who has satisfied the requirements in Section 2.1.

         (u) "PENSION TRUST OFFSET" means the monthly retirement benefit that would be payable to the Participant under the Pension Trust beginning on his Normal Retirement Date or Postponed Retirement Date, if applicable, (both as defined in this Plan), under the 120 month term certain annuity form of payment under the Pension Trust.

                  In the event that payments under the Pension Trust actually begin on a date other than the Participant's Normal Retirement Date or Postponed Retirement Date, if applicable (both as defined in this Plan), or are paid in a form other than the 120 months certain annuity, such retirement benefit shall be adjusted based on this Plan's definition of Actuarial Equivalence.

         (v) "PENSION TRUST" means The Century Bancorp Pension Trust, a pension plan qualified under Section 401 of the Code.

         (w) "PLAN" means The Century Bancorp Supplemental Executive Retirement and Insurance Plan.

         (x)      "PLAN YEAR" means the 12-month period ending on September 30.

         (y) "POSTPONED RETIREMENT DATE" means the first day of any month after a Participant's Normal Retirement Date and after his termination of employment.

         (z) "SENIOR MANAGEMENT GROUP" means the group of Employees so designated for purposes of participation in this Plan.

         (aa) "SOCIAL SECURITY BENEFIT" means an estimate made by the Actuary of the monthly primary old-age Social Security Benefit (under Title II of the federal Social Security Act) which would be payable commencing at Normal Retirement or a Postponed Retirement Date, if applicable, assuming the Participant has the number of covered employment years required to maximize his Social Security Benefit.

         (bb) "YEARS OF PLAN PARTICIPATION" means 1/12 of the number of calendar months while an Employee is employed by the Employer and while he is designated as a Participant in this Plan. When this calculation results in a number of years plus a fraction of a year, if the fraction is 5/12 or less it shall be ignored, otherwise it will be considered the same as one full year.

1.2      CONSTRUCTION

         (a) Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

         (b) If any provision of the Plan or the application thereof to any circumstance or person is invalid, the remainder of the Plan and the application thereof to other circumstances or persons shall not be affected thereby.

         (c) All headings contained herein are for convenience of reference only and shall not be construed as a part of this Plan, or have any effect upon the meaning of the provisions hereof.

         (d) To the extent not preempted by federal law, the provisions of the Plan shall be construed, administered, and enforced under the laws of the Commonwealth of Massachusetts.

                                   ARTICLE II

                                  PARTICIPATION

2.1      PARTICIPATION

         The Participants in the Plan will be such management employees as may be selected from time to time by the Committee. Each individual who becomes a Participant prior to January 1, 1989 will be designated by the Committee as belonging to either the Executive Management Group or the Senior Management Group for purposes of determining the Participant's benefits. Each employee who becomes a Participant on or after January 1, 1989 will be a member of the Senior Management Group. As of January 1, 1989, no Participant may be moved from one group to the other.

         The Committee may terminate an Employee's participation in the Plan (while he is still an Employee), but, subject to Section 8.3, no such action will reduce the Employer's obligation to any Participant below the amount to which he would be entitled under the Plan as in effect immediately prior to such action if his employment then terminated.

                                   ARTICLE III

                            ELIGIBILITY FOR BENEFITS

3.1      NORMAL RETIREMENT

         A Participant who terminates employment with the Employer after attaining his Normal Retirement Date, or after his Early Retirement Age but having elected to defer commencement of his benefit until his Normal Retirement Date, shall be eligible, upon application therefor, to receive the Normal Retirement Benefit described in Section 4.1.

3.2      EARLY RETIREMENT

         A Participant who has attained his Early Retirement Age shall be eligible, upon application therefor, to receive the Early Retirement Benefit described in Section 4.2.

3.3      DEFERRED VESTED RETIREMENT

         A Participant who has attained age forty (40) and has at least five (5) Years of Participation whose employment with the Employer is terminated prior to attainment of his Normal Retirement Date shall, after attaining his Early Retirement Age, be eligible, upon application therefor, to receive the Deferred Vested Retirement Benefit described in Section 4.3.

                                   ARTICLE IV

                        SUPPLEMENTAL RETIREMENT BENEFITS

4.1      NORMAL OR POSTPONED RETIREMENT BENEFITS

         The monthly Normal Retirement Benefit of a Participant commencing on the Participant's Normal Retirement Date or Postponed Retirement Date shall be the sum of (a) minus (b) minus (c), subject to a minimum benefit (d) below, then multiplied by his Accrual Percentage and then divided by twelve (12):

         (a)      His Benefit Percentage multiplied by his Average Compensation;

         (b)      His Pension Trust Offset;

         (c) His Social Security Offset, which is equal to 100% of the Social Security Benefit;

         (d)      $2,400

         The monthly Retirement Benefit for Mr. Marshall M. Sloane has been calculated as of January 1, 2001 based on his Accrual Percentage as of January 1, 2001, his Pension Trust offset as of January 1, 2001, and his Social Security offset as of January 1, 2001, and will not change after January 1, 2001.

4.2      EARLY RETIREMENT BENEFITS

         The monthly early retirement benefit of a Participant shall be the benefit calculated in accordance with Section 4.1, provided, however, that to the extent payment begins prior to the Participant's Normal Retirement Date, the amount thereof shall be reduced according to the following schedule:

-------------------------------------------------------------------------

Age of Commencement                           Early Retirement Percentage
-------------------------------------------------------------------------
        55                                               35%
-------------------------------------------------------------------------
        56                                               40
-------------------------------------------------------------------------
        57                                               45
-------------------------------------------------------------------------
        58                                               50
-------------------------------------------------------------------------
        59                                               55
-------------------------------------------------------------------------
        60                                               60
-------------------------------------------------------------------------
        61                                               68
-------------------------------------------------------------------------
        62                                               76
-------------------------------------------------------------------------
        63                                               84
-------------------------------------------------------------------------
        64                                               92
-------------------------------------------------------------------------
        65                                              100
-------------------------------------------------------------------------

The above factors will be interpolated to the nearest month.

         The monthly Early Retirement Benefit of a Participant, who has commenced receiving payments on or after January 1, 1999, shall be the benefit calculated in accordance with Section 4.1, provided., however, that to the extent payment commences prior to the Participant's Normal Retirement Date, the amount thereof shall be reduced 5/9% for each of the first sixty (60) months that the commencement of payments precedes the Participant's Normal Retirement Date and 5/18% for each of the next sixty (60) months.

         The monthly Early Retirement Benefit of a Participant in the Executive Management group, who has commenced receiving payments on or after January 1, 2002, shall be the benefit calculated in accordance with Section 4.1, provided, however, that to the extent payment commences prior to the Participant's 62nd birthday, the amount thereof shall be reduced 5/9% for each of the first twenty-four (24) months that the commencement of payment precedes the Participant's 62nd birthday and 5/18% for each for the next sixty (60) months.

4.3      DEFERRED VESTED RETIREMENT BENEFITS

         The monthly deferred vested benefit of a Participant shall be the benefit calculated in accordance with Section 4.1, provided, however, that to the extent payment begins prior to the Participant's Normal Retirement Date, the amounts thereof shall be reduced as in Section 4.2 above.

                                    ARTICLE V

                               PAYMENT OF BENEFITS

5.1      NORMAL FORM OF PAYMENT

         Retirement benefits shall be paid to the Participant monthly for the life of the Participant, but in any event for a minimum of one hundred and twenty (120) months of payments.

         If the Participant dies prior to the expiration of such one hundred and twenty (120) month period, his Beneficiary will receive a monthly payment for the remainder of the one hundred and twenty (120) month period equal to the monthly amount payable to the Participant prior to his death. A Participant may designate a Beneficiary entitled to receive benefits under this Section for the balance of the one hundred and twenty (120) month period in writing on a form satisfactory to the Employer. If, after the death of a Participant during the one hundred and twenty (120) month period, there is no designated Beneficiary, the present value of the Retirement Benefits remaining to be paid during the one hundred and twenty (120) month period shall be calculated on the basis of the Plan's Actuarial Equivalent assumptions and shall be paid as soon as practicable to the Participant's estate.

5.2      OPTIONAL FORMS OF PAYMENTS

         Subject to such rules and regulations as the Committee may establish from time to time, a Participant eligible for a Normal, Early, or Deferred Vested Retirement Benefit under the Plan may, in lieu of the Normal Form of Retirement described in Section 5.1, elect to receive his benefit in the form of one of the following optional forms of payment:

         (a)      JOINT AND SURVIVOR ANNUITIES

         A Participant may elect a joint and survivor annuity which shall provide that either one-fourth (1/4), one-half (1/2), two-thirds (2/3), three-fourths (3/4), or all of the monthly joint and survivor benefit payable to the Participant shall continue to be paid following his death to his designated joint annuitant for the duration of such joint annuitant's life. A joint and survivor annuity shall be the Actuarial Equivalent of the Participant's normal form of payment described in Section 5.1. If the joint annuitant predeceases the Participant after the benefit has commenced, the Participant shall continue to receive the same amount as was being paid during their joint lives.

         (b)      LIFE ANNUITY AND TERM CERTAIN FORMS OF PAYMENT

         A Participant may elect, in lieu of any other retirement benefit under the Plan, to receive his benefit as a life annuity or as a five (5) or fifteen
(15) years certain annuity (a "Term Certain Annuity".)

         Any such life annuity or Term Certain Annuity shall be the Actuarial Equivalent of the

Normal Form of Payment in Section 5.1 to which the Participant would have been entitled. A Term Certain Annuity shall provide a monthly pension for the life of the Participant with monthly payments guaranteed for 60 or 180 months. If the retired Participant begins to receive payments but does not live to receive 60 or 180 payments, then such payment shall continue to his designated Beneficiary (or to his estate if the Beneficiary is deceased) until 60 or 180 payments have been made.

5.3      FREQUENCY FORMS OF PAYMENTS

         The Committee, at its discretion, may adjust the frequency of payment of Retirement Benefits from monthly payment, with such adjustment being the Actuarial Equivalent of the monthly Retirement Benefit.

5.4      NATURE OF PAYMENTS

         The Employer shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder. A Participant shall have no right on account of this Plan in or to any specific assets of the Employer (other than rights with respect to life insurance policies purchased under Article VI). Any right to any payment that a Participant may have on account of the Plan shall be those of a general, unsecured creditor of the Employer.

                                   ARTICLE VI

                               INSURANCE BENEFITS

6.1      AMOUNT OF INSURANCE

         The Employer will purchase and maintain one or more insurance policies on the life of each Participant which, upon the death of the Participant, will pay directly to the Participant's Beneficiary an amount equal to:

         (a) in the case of a Participant in the Executive Management Group who dies while in the employment of the Employer, five (5) times the annual rate of salary being paid to the Participant at the time of his death, or

         (b) in the case of a Participant in the Senior Management Group who dies while in the employment of the Employer, four (4) times the annual rate of salary being paid to the Participant at the time of his death.

Any insurance amounts provided under this Article VI shall be in addition to any group-term life insurance provided to the Participant by the Employer outside of this Plan.

6.2      TERMINATION OF EMPLOYMENT

         As of the date of a Participant's termination with the Employer for any reason other than death;

         (a) the Employer's obligations under this Article to purchase and maintain insurance or otherwise provide a supplemental death benefit with respect to the Participant shall cease;

         (b) the Participant will have no further rights under this Article or under any insurance policy purchased hereunder; and

         (c) if the Employer in its discretion decides to continue to maintain any insurance policies on the life of the Participant purchased under this Article beyond his date of termination, the Employer, and, if required by any such policies, the Participant shall take all steps necessary to name the Employer as the sole Beneficiary of such policies as of such date.

6.3      BENEFICIARIES

         A Participant may designate one or more Beneficiaries entitled to receive benefits under this Article in the event of his death on a form satisfactory to the Employer and the insurance company or companies issuing the insurance policy or policies on his life hereunder; however, the Participant shall have no other rights or incidence of ownership in any such policy.

6.4      TAXATION

         It is intended that any death benefit payable under an insurance policy purchased under this Article will not be includible in the income of the Beneficiary for federal income tax purposes, but that the one-year term cost of such life insurance protection, as determined under the applicable provisions of the Code, will be includible in the gross income of a Participant while he has the right to name a Beneficiary entitled to receive the death benefit.

6.5      PROCEDURES

         A Participant shall cooperate fully with the Employer in connection with any such policy, including, but not limited to, submitting to such medical examinations, providing such information as may be required from time to time by the Employer or the insurance company, and executing any forms required by either the Employer or the insurance company.

                                   ARTICLE VII

                               PLAN ADMINISTRATION

7.1      PLAN ADMINISTRATOR

         The Plan shall be administered by a Plan Committee.

7.2      COMPOSITION OF THE COMMITTEE

         The Committee shall be composed of three or more members, who shall be Employees or Directors of the Employer. Any member of the Committee may be removed by the Employer at any time or may resign at any time by submitting his resignation in writing to the Employer. A new Committee member shall be appointed as soon as possible in the event that a Committee member is removed or resigns. Any person so appointed shall signify his acceptance by filing a written acceptance with the Employer. No member of the Committee who is a Participant in this Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself (or to himself and any Beneficiary).

7.3      POWERS AND DUTIES OF COMMITTEE

         The Committee will have authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan and may establish its own operating and administrative rules and procedures in connection therewith. All interpretations, decisions, and determinations made by the Committee will be binding on all persons concerned.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

8.1      NO CONTRACT OF EMPLOYMENT

         The Plan will not be deemed to constitute a contract of employment between the Employer and any Participant, or to be consideration for the employment of any Participant. The Plan will not be deemed to give any Participant the right to be retained in the employ of the Employer or to affect the Employer's ability to discharge any Participant at any time.

8.2      ASSIGNMENT

         The interest hereunder of any Participant or Beneficiary will not be alienable by the Participant or Beneficiary by assignment or any other method and will not be subject to be taken by his creditors to any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized, except to such extent as may be required by law.

         The obligations of the Employer hereunder shall be binding on its successors or assigns, whether by merger, consolidation, or acquisition of all or substantially all of its business or assets.

8.3      FORFEITURE IN THE EVENT OF DISCHARGE FOR CAUSE

         Notwithstanding any provision in this Plan to the contrary, no Retirement Benefits will be payable hereunder with respect to any Participant who is discharged from the Employer for cause. For purposes of this Plan only the following shall constitute "cause":

         (a) the Participant's falsification of accounts of the Employer, embezzlement of funds from the Employer, or commission of any act constituting gross dereliction of duties; or

         (b) the conviction of the Participant for, or entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony.

8.4      AMENDMENT

         The Plan (including the attached Schedule A) may be altered, amended, or revoked in writing by the Employer at any time, but no such action may reduce the Employer's obligation with respect to a Participant who is then still employed by the Employer below the amount to which he would be entitled under the Plan as in effect immediately prior to such action if his employment then terminated, and no such action may reduce the Employer's obligation with respect to a Participant whose employment with Employer has already then terminated.

         IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has executed this amended and restated Plan, this thirty-first day of January, 2002.


                                                     CENTURY BANCORP, INC.



                                                     By: /s/ Paul V. Cusick, Jr.
                                                         -----------------------

                                   Schedule A

                          CHANGE OF CONTROL DEFINITION

         "Change of Control" means the occurrence of anyone of the following events:

         (a) there occurs a change of control of Century Bancorp, Inc. of a nature that would be required to be reported in response to
                  Item 1(a) of the Current Report on Form 8-K pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934 or in any other filing under the Securities Exchange Act of 1934; or

         (b) any Person (other than family members of Marshall M. Sloane) becomes the owner of 25% or more of the Employer's Class B Common Stock and thereafter individuals who were not directors of the Employer prior to the date such Person became a 25% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of, or nomination by, such Person and constitute at least 25% of the Board of Directors; or

         (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Board of Directors and thereafter individuals who were not directors of the Employer prior to the commencement of such solicitation, or series of solicitations, are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 25% of the Board of Directors; or

         (d) the Employer executes an agreement of acquisition, merger, or consolidation which contemplates that (i) after the effective date provided for in the agreement all or substantially all of the business and/or assets of the Employer shall be owned, leased, or otherwise controlled by another corporation or entity, and (ii) individuals who are directors of the Employer when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor company immediately after the effective date provided for in such agreement; provided, however, for purposes of this paragraph (d) that if such agreement requires as a condition precedent approval by the Employer's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

                  For purposes of the above, the following definitions apply:

                  "Common Stock" shall mean the then outstanding Common Stock of the Employer plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange

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

rights, warrants, or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of preferred stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors shall expressly so determine in any future transaction or transactions.

         A Person shall be deemed to be the "owner" of any Common Stock:

         (i) if which such Person would be "beneficial owner" as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934; or

         (ii) if which such Person would be the "beneficial owner" as such term is defined under Section 16 of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission promulgated thereunder; or

         (iii) which such Person or any of its Affiliates or Associates (as such terms are defined in Rule 12B-2 promulgated by the Securities Exchange Commission under the Securities and Exchange Act of 1934) has the right to acquire (whether such right is exercisable immediate or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise.

         "Person" shall have the meaning used in Section 13(d) of the Securities Exchange Act of 1934.

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